Exhibit 10.1

EXECUTION VERSION

VISTRA CORP.

1,000,000 shares of

8.0% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

Purchase Agreement

October 12, 2021

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

Vistra Corp., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to you (the “Initial Purchaser”) 1,000,000 shares of its 8.0% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Securities”). The terms of the Securities will be set forth in a certificate of designation (the “Certificate of Designation”). The use of the neuter in this purchase agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

The sale of the Securities to the Initial Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 9, 2021 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated October 12, 2021 (as amended or supplemented at the Execution Time (as defined below), including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package (as defined below), the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchaser. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act (as defined below) subsequent to the Execution Time that is incorporated by reference therein.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).

The net proceeds from the offering of the Securities will be used to repurchase outstanding shares of common stock, par value $0.01 per share, of the Company (“Common Stock”). Pending the execution of share repurchases, the Company intends to invest the proceeds from the offering in cash and/or invest in short- and long-term marketable securities.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) As of the Execution Time, neither (i) (1) the Disclosure Package and (2) each electronic road show, when taken together as a whole with the Disclosure Package, nor (ii) any other General Solicitation (as defined below) by the Company, its Affiliates, or any person acting on its or their behalf, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchaser consists of the information described as such in Section 8(b) hereof. The term “Affiliates,” means affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), except that in reference to the Company, it excludes any person or entity that is an affiliate (as defined in Rule 501(b)) primarily or exclusively as a result of his, her or its ownership of capital stock of the Company.

(c) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Securities Act.

(d) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Initial Purchaser has given its prior written consent; provided that the prior written consent of the Initial Purchaser shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(g) No registration under the Securities Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchaser in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum.

(h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(i) Neither the Company nor any other person acting on its behalf has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement); and neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(j) Neither the Company nor any other person acting on its behalf has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with full corporate power and authority necessary to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(l) The Company has the authorized capitalization set forth in the Disclosure Package and the Final Memorandum. The issued and outstanding shares of capital stock of the Company are as set forth in the Disclosure Package and the Final Memorandum (except for the issuance of Securities contemplated by this Agreement), were issued in compliance in all material respects with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right and conform to the description thereof contained in the Disclosure Package and the Final Memorandum. Except as disclosed in the Disclosure Package and the Final Memorandum, there are no outstanding options, warrants or other rights (including, without limitation, preemptive rights) to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of capital stock or ownership interests of the Company or any of its subsidiaries.

(m) All the outstanding shares of capital stock or ownership interests of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or ownership interests of the “significant subsidiaries” of the Company listed on Annex A attached hereto are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(n) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain United States Federal Income Tax Considerations”, “Certain ERISA Considerations” and “Description of Series A Preferred Shares” fairly summarize the matters therein described.

(o) The Company has the corporate power and authority to execute and deliver this Agreement and the Certificate of Designation and to perform its obligations hereunder and thereunder. This Agreement and the Certificate of Designation have been duly authorized, executed and delivered by the Company and this Agreement, assuming the due authorization, execution and delivery of this Agreement by the Initial Purchaser, constitutes a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(p) The Securities have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, (i) will be duly and validly issued, (ii) will be fully paid and non-assessable, (iii) will be free and clear of any pledge, security interest, claim, lien or other encumbrance (other than those arising under the federal securities laws and applicable state “blue sky” laws) and (iv) will conform to the descriptions thereof in each of the Disclosure Package, the Final Memorandum and the Certificate of Designation. The issuance of the Securities is not subject to any preemptive right, resale right, right of first refusal or similar right. The form of certificate for the Securities conforms to the applicable provisions of the Delaware General Corporation Law and to any requirements of the certificate of incorporation and bylaws of the Company.

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company of this Agreement (including the issuance and sale of the Securities or the consummation of the other transaction contemplated herein) or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Disclosure Package and the Final Memorandum, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(r) None of the execution and delivery of this Agreement, the issuance and sale of the Securities, the performance by the Company of its obligations under this Agreement or the consummation of any other of the transactions herein contemplated, or the fulfillment of the terms hereof, will conflict with or will result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (r) (if any), have (x) a Material Adverse Effect (as defined below) or (y) a material adverse effect upon the transactions contemplated herein.

(s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Summary Historical Consolidated Financial Information” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein and no other financial statements would be required to be set forth in a registration statement or prospectus under the Securities Act.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby (including the issuance and sale of the Securities) or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii), a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(u) (i) Each of the Company and its subsidiaries has good and marketable title to all the properties (real and personal) described in the Disclosure Package and the Final Memorandum as being owned by any of them, in each case, free and clear of any liens, equities, claims and other defects (except as may exist under applicable law and as may be imposed by the Company’s credit facilities described in the Disclosure Package and the Final Memorandum or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries); and (ii) all the property described in the Disclosure Package and the Final Memorandum as being held under lease by the Company or its subsidiaries is held thereby under valid, subsisting and enforceable leases, except, in the case of clause (i) or (ii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, and which has delivered its report with respect to the applicable audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company in accordance with local accounting rules and within the meaning of the Securities Act.

(x) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(y) The Company and each of its subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) Except pursuant to applicable law or that certain Credit Agreement, dated October 3, 2016, among Vistra Operations Company LLC, Vistra Intermediate Company LLC, the guarantors party thereto, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as successor administrative agent and successor collateral agent, as amended, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(dd) The Company has established and maintains a system of internal control over financial reporting (to the extent required by and as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States; the Company’s internal control over financial reporting is effective; and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(ee) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ff) The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except with respect to (i) through (iii) above where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any environmental permit, license or approval, any related constraints on operating activities and any potential environmental liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(hh) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ii) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X under the Securities Act (“Regulation S-X”)).

(jj) The Company will not take, directly or indirectly, any action or omit to take any action (such as issuing any press release relating to the Securities without an appropriate legend) that would result in the loss by the Initial Purchaser of the ability to rely on the stabilization safe harbor provided by (i) article 5 of the Market Abuse Regulation (EU) No 596/2014 and Commission Delegated Regulation (EU) 2016/1052; or (ii) article 5 of Regulation (EU) No 596/2014 and Commission Delegated Regulation (EU) 2016/1052 as they form part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (iii) the United Kingdom the UK Financial Conduct Authority under section 137Q of the Financial Services and Markets Act 2000.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm) Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the three years preceding the date hereof, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn) There is and has been no failure on the part of the Company or any of its directors or officers, in their respective capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by any such person or entity of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the applicable rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the applicable rules or regulations thereunder.

(pp) Except as disclosed in the Preliminary Memorandum and the Final Memorandum, the Company (i) does not have any material lending or other relationship with the Initial Purchaser or Affiliate of the Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Affiliate of the Initial Purchaser.

(qq) Except for the quarterly dividend of $0.15 per share of the Company’s Common Stock declared and announced by the Company on July 28, 2021 and paid on September 30, 2021, since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock of the Company, nor has the Company or any of its subsidiaries entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser as required by this Agreement in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase, at a purchase price equal to $992.50 per Security, the number of Securities set forth opposite the Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:30 A.M., New York City time, on October 15, 2021, or at such time on such later date not more than ten Business Days after the foregoing date as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York. Delivery of the Securities shall be made to the Initial Purchaser for the account of the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Initial Purchaser shall otherwise instruct.

4. Offering by Initial Purchaser. (a) The Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(b) Solely in connection with the offering of the Securities, the Initial Purchaser represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A) in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Securities Act; or

(B) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation included in Schedule III hereto;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”;

(viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(x) it acknowledges that additional restrictions on the offer and sale of the Securities are described in the Disclosure Package and the Final Memorandum; and

(xi) in relation to each Member State of the European Economic Area, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available, any Securities to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/5/EU (as amended, “MiFID II”); or

(B)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor as defined in Regulation (EU) 2017/1129; and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(xii) in relation to the United Kingdom, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available, any Securities to any retail investor in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(B)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(C)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

5. Agreements. The Company agrees with the Initial Purchaser that:

(a) The Company will furnish to the Initial Purchaser and to counsel for the Initial Purchaser, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as the Initial Purchaser may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Initial Purchaser (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchaser (as defined by the opinion of counsel (including internal counsel) to the Initial Purchaser), the Company shall ensure that no document be filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has provided the Initial Purchaser with a copy of such document for their review and the Initial Purchaser has not reasonably objected to the filing of such document. The Company will promptly advise the Initial Purchaser when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package of the Final Memorandum shall have been filed with the Securities and Exchange Commission (the “Commission”).

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchaser, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Initial Purchaser of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the Initial Purchaser and counsel for the Initial Purchaser without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Initial Purchaser, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Initial Purchaser.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) subject itself to taxation in any jurisdiction where it is not presently so subject or (iii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them and that constitute “restricted securities” under Rule 144 under the Securities Act.

(h) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, would require the registration of the Securities under the Securities Act.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any General Solicitation with respect to the offer or sale of the Securities, other than any General Solicitation in respect of which the Initial Purchaser has given its prior written consent; provided that the prior written consent of the Initial Purchaser shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company will cooperate with the Initial Purchaser and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) The Company will use the net proceeds received from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Memorandum.

(n) Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(o) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of the Initial Purchaser, offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any Series A Preferred Shares or any substantially similar securities (or any securities convertible into or exercisable or exchangeable for the Series A Preferred Shares or such other securities), other than pursuant to the offering.

(p) The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q) So long as any of the Securities are outstanding, the Company will, furnish at its expense to the Initial Purchaser and, upon request, to the holders of the Securities and prospective purchasers of the Securities, the information required by Rule 144A(d)(4) under the Securities Act (if any).

(r) The Company shall comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and shall cause its directors and officers, in their respective capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s) The Company will apply the net proceeds from the sale of the Securities to be sold by it in the offering hereunder substantially in accordance with the description set forth in the Disclosure Package and the Final Memorandum under the caption “Use of Proceeds.”

The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation and filing of the Certificate of Designation and the issuance of the Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchaser relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the rating of the Securities; (xi) the obligations of the transfer agent, any agent of the transfer agent and the counsel for the transfer agent in connection with the Securities; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused (i) Sidley Austin LLP, counsel for the Company, to furnish to the Initial Purchaser its opinion and negative assurance letter, each dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit A-1 hereto and (ii) Vinson & Elkins LLP, tax counsel for the Company, to furnish to the Initial Purchaser its opinion, dated as of the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit A-2 hereto.

(b) The Company shall have requested and caused the general counsel of the Company to furnish the Initial Purchaser an opinion, dated the Closing Date and addressed to the Initial Purchaser, substantially in the form of Exhibit B hereto.

(c) The Initial Purchaser shall have received from Sullivan & Cromwell LLP, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Initial Purchaser a certificate of the Company, signed by (x) the chief executive officer of the Company and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e) At the Execution Time and at the Closing Date, (i) the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Initial Purchaser customary comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and (ii) the Company shall have furnished to the Initial Purchaser a certificate of its chief financial officer, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchaser and providing “management comfort” with respect to certain financial information contained in the Disclosure Package and the Final Memorandum.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

(j) The Company shall have filed with the Secretary of State for the State of Delaware the Certificate of Designation, and the same shall have been declared effective.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchaser, at 1888 Century Park East, Suite 2100, Los Angeles, California 90067, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchaser, the Company will reimburse the Initial Purchaser on demand for all reasonable and documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees, Affiliates and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any General Solicitation, any document listed on Schedule IV hereto or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser through the Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Company and its directors and officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution”, the eighth and ninth paragraphs related to covering and stabilizing transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon the advice of counsel that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Initial Purchaser, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions set forth in this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Initial Purchaser, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by the Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading of the Common Stock shall have been suspended on the New York Stock Exchange or any other United States national securities exchange; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, in each case, the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchaser impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt. Notices to the Initial Purchaser shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department. Notices to the Company, will be mailed, delivered or telefaxed to 972-556-6119 and confirmed to it at 6555 Sierra Drive, Irving, Texas 75039, attention of the Legal Department.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchaser, or any of them, with respect to the subject matter hereof.

14. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Company irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser and any Affiliate through which it may be acting, on the other, (b) the Initial Purchaser is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchaser in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on related or other matters). The Company agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Initial Purchaser is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purpose of this Section 21,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

Very truly yours,

Vistra Corp., as Issuer

By:	/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

(Signature Page to Purchase Agreement)

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

As the Initial Purchaser.

(Signature Page to Purchase Agreement)

SCHEDULE I

Initial Purchaser	Number of Securities
Goldman Sachs & Co. LLC	1,000,000

SCHEDULE II

Vistra Corp.

1,000,000 shares of

8.0% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $1,000 per Series A Preferred Share)

The information in this term sheet supplements Vistra Corp.’s (the “Company”) preliminary offering memorandum dated October 9, 2021 (the “Preliminary Memorandum”) and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum.

Issuer	Vistra Corp.

Securities Offered	8.0% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Securities”)

Number of Shares Offered	1,000,000

Offering Price	$1,000 per share ($1,000,000,000 in the aggregate)

Term	Perpetual (unless redeemed by the Company as described below under “Optional Redemption”)

Reset Date	October 15, 2026 (the “First Reset Date”) and each date falling on the fifth anniversary of the preceding Reset Date

Liquidation Preference	$1,000, plus accumulated and unpaid distributions

Dividend Rate	The dividend rate on the Securities from and including the date of original issue to, but excluding, the First Reset Date will be 8.0% per annum of the $1,000 liquidation preference per share.

On and after the First Reset Date, the dividend rate on the Securities for each period until the next Reset Date will be a per annum rate of the $1,000 liquidation preference equal to the five-year U.S. treasury rate as of the most recent reset dividend determination date, plus a spread of 6.93% per annum; provided that the five-year U.S. treasury rate for each period will not be lower than 1.07% (the five-year U.S. treasury rate as of the time of determination of the initial fixed rate on the Trade Date). For more information regarding the determination of the applicable reset rate, see “Description of Series A Preferred Shares—Dividends—Dividend Rate” in the Preliminary Memorandum.

Dividend Record Dates	The close of business on the first day of the month in which the applicable dividend payment date occurs.

Dividend Payment Dates	Semi-annually in arrears on April 15 and October 15 of each year (or, if such date is not a business day, the immediately succeeding business day), commencing on April 15, 2022.

Redemption at the Option of the Company	The Company may, at its option, redeem the Securities:

• in whole or in part, on one or more occasions, at any time on or after the First Reset Date at a redemption price payable in cash equal to $1,000 (100% of the liquidation preference) per share;

•  in whole (but not in part) within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event (as described in the Preliminary Memorandum) at a redemption price payable in cash equal to $1,020 (102% of the liquidation preference of $1,000) per share;

•  in whole or in part, on one or more occasions, within 120 days after the occurrence of a Change of Control Trigger Event (as described in the Preliminary Memorandum) at a redemption price payable in cash equal to $1,030 (103.00% of the liquidation preference) per share for a change of control trigger event that occurs before October 15, 2022, $1,020 (102.00% of the liquidation preference) per share for a change of control trigger event that occurs on or after October 15, 2022 and before October 15, 2023 or $1,010 (101.00% of the liquidation preference) per share for a change of control trigger event that occurs on or after October 15, 2023 and before October 15, 2026; provided that the if the Company does not exercise its right to redeem following a Change of Control Trigger Event, the dividend rate will be increased by 5.0%; and

•  in whole or in part, on one or more occasions, within 120 days of a rejected transaction (as described in the Preliminary Memorandum) at a redemption price payable in cash equal to $1,030 (103.00% of the liquidation preference) per share for a rejected transaction that occurs before October 15, 2022, $1,020 (102.00% of the liquidation preference) per share for a rejected transaction that occurs on or after October 15, 2022 and before October 15, 2023 or $1,010 (101.00% of the liquidation preference) per share for a rejected transaction that occurs on or after October 15, 2023 and before October 15, 2026;

Schedule II-2

plus, in each case, any accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. For the avoidance of doubt, at any time on or after the First Reset Date, the Company may redeem the Securities at a redemption price payable in cash equal to $1,000 (100% of the liquidation preference) per share notwithstanding the occurrence of any other event(s) that would give rise to the Company having an option to redeem the Securities at the applicable redemption price(s) specified herein for such event(s).

Distribution	144A/Reg S for life

No Listing	The Securities are not expected to be listed on any securities exchange.

Sole Bookrunner	Goldman Sachs & Co. LLC

Trade Date	October 12, 2021

Settlement Date	October 15, 2021 (T+3)

CUSIP	92840M AB8 (Rule 144A) U92266 AA0 (Regulation S)

ISIN	US92840MAB81 (Rule 144A) USU92266AA07 (Regulation S)

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. This information does not purport to be a complete description of the Securities or the offering. Please refer to the Preliminary Memorandum for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

These Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and may only be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act.

Schedule II-3

No EEA PRIIPs KID – No EEA PRIIPs key information document (KID) has been prepared as the Securities are not available to retail in the European Economic Area.

No UK PRIIPs KID – No UK PRIIPs key information document (KID) has been prepared as the Securities are not available to retail in the United Kingdom.

This communication may only be communicated or caused to be communicated to persons in the UK in circumstances where Section 21(1) of the Financial Services and Markets Act 2000 does not apply and may be distributed in the UK only to (i) persons who have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); or (ii) high net worth entities falling within Article 49(2) (a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). Any person who is not a Relevant Person should not act or rely on this communication or any of its contents.

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule II-4

SCHEDULE III

Schedule of Written General Solicitation Materials

None.

SCHEDULE IV

1. Investor Presentation of Vistra Corp., dated October 3, 2021

ANNEX A

Significant Subsidiaries

1	Ambit Energy Holdings, LLC
2	Ambit Holdings, LLC
3	Ambit Northeast, LLC
4	Ambit Texas, LLC
5	Coleto Creek Power, LLC
6	Comanche Peak Power Company LLC
7	Crius Energy Corporation
8	Crius Energy, LLC
9	Dynegy Coal Holdco, LLC
10	Dynegy Energy Services (East), LLC
11	Dynegy Energy Services, LLC
12	Dynegy Marketing and Trade, LLC
13	Dynegy Midwest Generation, LLC
14	Dynegy Resources Generating Holdco, LLC
15	EquiPower Resources Corp.
16	Fayette Power Company LLC
17	Hanging Rock Power Company LLC
18	Illinois Power Marketing Company
19	Illinois Power Resources, LLC
20	IPH, LLC
21	Kendall Power Company LLC
22	Kincaid Generation, L.L.C.
23	La Frontera Holdings, LLC
24	Luminant Coal Generation LLC
25	Luminant Commercial Asset Management LLC
26	Luminant Energy Company LLC
27	Luminant Generation Company LLC
28	Luminant Mining Company LLC
29	Luminant Power LLC
30	Miami Fort Power Company LLC
31	Midlothian Energy, LLC
32	Oak Grove Management Company LLC

33	Ontelaunee Power Operating Company, LLC
34	Public Power, LLC
35	Regional Energy Holdings, Inc.
36	Sithe Energies, Inc.
37	Sithe Independence Power Partners, L.P.
38	TriEagle 2, LLC
39	TriEagle Energy LP
40	TXU Energy Retail Company LLC
41	Viridian Energy, LLC
42	Vistra Asset Company LLC
43	Vistra Intermediate Company LLC
44	Vistra Operations Company LLC
45	Vistra Preferred Inc.
46	Volt Asset Company, Inc.
47	Washington Power Generation LLC
48	Zimmer Power Company LLC

Annex A-2

EXHIBIT A-1

OPINION AND DISCLOSURE LETTER OF

SIDLEY AUSTIN LLP

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package (as defined below) and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement.

The Purchase Agreement has been duly authorized, executed and delivered by the Company.

The Shares have been duly authorized by the Company and, when issued and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares is not subject to preemptive rights of any security holder of the Company arising by operation of the DGCL as currently in effect or by operation of the restated certificate or bylaws of the Company as currently in effect.

No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America under Applicable Laws for the execution and delivery by the Company of the Purchase Agreement, as applicable, and the offer and sale of the Shares to the Initial Purchaser as contemplated by the Purchase Agreement.

The execution and delivery by the Company of the Purchase Agreement, and the offer and sale of the Shares to the Initial Purchaser pursuant to the Purchase Agreement, do not (a) violate the restated certificate or bylaws of the Company, (b) result in any breach of, or constitute a default under, any of the agreements or instruments listed on Schedule I hereto or (c) result in a violation by the Company of any of the terms and provisions of any Applicable Laws.

The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Series A Preferred Shares,” to the extent that such statements purport to describe certain provisions of the Company’s restated certificate or the Certificate of Designations, accurately describe such provisions in all material respects.

Assuming (A) the accuracy and performance of, and compliance with, the representations, warranties and agreements of the Company and the Initial Purchaser set forth in the Purchase Agreement and (B) the accuracy and performance of, and compliance with, the representations, warranties and agreements of each of the persons to whom the Initial Purchaser initially offers, resells or otherwise transfers the Shares as set forth in the Offering Memorandum under the caption “Notice to Investors,” it is not necessary, in connection with the sale of the Shares to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of the Shares by the Initial Purchaser, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Shares under the 1933 Act, it being understood that we express no opinion as to any subsequent resale or other transfer of any Shares.

The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to be registered as an “investment company” as defined in the 1940 Act.

EXHIBIT A-2

OPINION OF

VINSON & ELKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Memorandum and Final Memorandum, we hereby confirm that the statements in the Preliminary Memorandum and Final Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, have been reviewed by us and are accurate in all material respects.

EXHIBIT B

OPINION OF VISTRA CORP.

GENERAL COUNSEL

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Company has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Capitalization” and all of the outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued and, in the case of capital stock, are fully paid and non-assessable. I am also of the opinion that there is no pending or, to my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Preliminary Offering Memorandum and Offering Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect as such term is defined in the Purchase Agreement.